Press Release

RLJ Lodging Trust Reports Third Quarter 2015 Results

- Acquired three hotels for $175.9 million
- Repurchased 5.0 million shares for $140.1 million (7.0 million shares repurchased year-to-date)
- Board approves an incremental $200.0 million for share repurchase program

Bethesda, MD, November 4, 2015 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three and nine months ended September 30, 2015.

Highlights

•	Pro forma RevPAR increased 2.9%, Pro forma ADR increased 5.2%, and Pro forma Occupancy decreased 2.2%

•	Achieved Pro forma Hotel EBITDA Margin of 37.1%

•	Pro forma Consolidated Hotel EBITDA increased 2.6% to $105.9 million

•	Repurchased 5.0 million shares for $140.1 million

•	Completed and opened two hotel conversion properties located in San Francisco and Houston

•	Acquired three hotels in attractive high-growth markets for $175.9 million

•	Sold two non-strategic properties for $19.8 million, one of which was sold subsequent to quarter end

“We continued to deliver solid performance across our portfolio, despite softness in select markets and tough year-over-year comparisons to last year’s exceptional quarterly results. I am also particularly pleased with our ability to return value to our shareholders as we executed on our $200.0 million share repurchase program,” commented Thomas J. Baltimore, Jr., President and Chief Executive Officer. “We believe we have positioned the Company for continuous growth; our recent conversions, acquisitions, and renovations are providing strong catalysts to our high-quality portfolio and are expected to drive additional growth in 2016 and beyond.”

Financial and Operating Results
Performance metrics such as Occupancy, Average Daily Rate (“ADR”), Revenue Per Available Room (“RevPAR”), Hotel EBITDA, and Hotel EBITDA Margin are Pro forma. The prefix “Pro forma” as defined by the Company, denotes operating results which include results for periods prior to its ownership. Pro forma RevPAR and Pro forma Hotel EBITDA Margin are reported on a comparable basis and therefore exclude hotels sold during the period and non-comparable hotels that were not open for operation or were closed for renovation for comparable periods. Explanations of EBITDA, Adjusted EBITDA, Hotel EBITDA, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included at the end of this release.

Pro forma RevPAR for the three months ended September 30, 2015, increased 2.9% over the comparable period in 2014, driven by a Pro forma ADR increase of 5.2%, which was offset by a Pro forma Occupancy decrease of 2.2%. Excluding Houston, which experienced softness in the quarter, Pro forma RevPAR growth was 3.9%. Five of the Company’s markets achieved double-digit RevPAR growth, including Portland, Dallas, Northern California, Southern California, and San Antonio, which experienced RevPAR growth of 17.5%, 16.4%, 13.7%, 11.3%, and 10.4%, respectively. For the nine months ended September 30, 2015, Pro forma RevPAR increased 4.3% over the comparable period in 2014, driven by a Pro forma ADR increase of 5.9%, which was offset by a Pro forma Occupancy decrease of 1.4%.

Pro forma Hotel EBITDA Margin for the three months ended September 30, 2015, increased eight basis points over the comparable period in 2014 to 37.1%. Excluding Houston, Pro forma Hotel EBITDA Margin increased 47 basis points. For the nine months ended September 30, 2015, Pro forma Hotel EBITDA Margin increased 22 basis points over the comparable period in 2014 to 36.6%.

Pro forma Consolidated Hotel EBITDA includes the results of non-comparable hotels. For the three months ended September 30, 2015, Pro forma Consolidated Hotel EBITDA increased $2.7 million to $105.9 million, representing a 2.6% increase over the comparable period in 2014. For the nine months ended September 30, 2015, Pro forma Consolidated Hotel EBITDA increased $19.8 million to $310.7 million, representing an increase of 6.8% over the comparable period in 2014.

Adjusted EBITDA for the three months ended September 30, 2015, decreased $2.9 million to $98.8 million, representing a 2.8% decrease over the comparable period in 2014. For the nine months ended September 30, 2015, Adjusted EBITDA increased $13.6 million to $290.3 million, representing an increase of 4.9% over the comparable period in 2014.

Adjusted FFO for the three months ended September 30, 2015, decreased $2.8 million to $84.6 million, representing a 3.2% decrease over the comparable period in 2014. For the nine months ended September 30, 2015, Adjusted FFO increased $15.4 million to $249.9 million, representing an increase of 6.5% over the comparable period in 2014.

Adjusted FFO per diluted share and unit for the three and nine months ended September 30, 2015, was $0.66 and $1.90, respectively, based on the Company’s diluted weighted-average common shares and units outstanding of 129.0 million and 131.3 million for each period, respectively.

Non-recurring items which were noteworthy for the three months ended September 30, 2015, included a gain of $0.8 million primarily associated with the sale of a hotel. For the nine months ended September 30, 2015, non-recurring items included gains totaling $23.8 million attributed to the sale of 22 hotels.

Non-recurring items are included in net income attributable to common shareholders but are excluded from Adjusted EBITDA and Adjusted FFO, as applicable. A complete listing of non-recurring items is provided in the Non-GAAP reconciliation tables in this press release for the three and nine months ended September 30, 2015 and 2014.

Net income attributable to common shareholders for the three months ended September 30, 2015, was $40.6 million, compared to $36.8 million for the comparable period in 2014. For the nine months ended September 30, 2015, net income attributable to common shareholders was $144.4 million, compared to $101.6 million for the comparable period in 2014.

Net cash flow from operating activities for the nine months ended September 30, 2015, totaled $232.9 million, compared to $224.1 million for the comparable period in 2014.

Acquisitions
On July 15, 2015, the Company acquired the 164-room Hyatt Place DC/Downtown/K Street in Washington, DC for $68.0 million, or approximately $415,000 per key. The Company expects that the purchase price will represent a forward capitalization rate of approximately 7.1% based on the hotel's projected 2016 net operating income.

On July 20, 2015, the Company acquired the 170-room Homewood Suites Seattle/Lynnwood in Lynnwood, WA for $37.9 million, or approximately $223,000 per key. The Company expects that the purchase price will represent a forward capitalization rate of approximately 8.0% based on the hotel's projected 2016 net operating income.

On September 25, 2015, the Company acquired the 156-room Residence Inn Palo Alto Los Altos in Los Altos, CA for $70.0 million, or approximately $449,000 per key. The Company expects that the purchase price will represent a forward capitalization rate of approximately 8.1% based on the hotel's projected 2016 net operating income.

Conversions
On August 24, 2015, the Company completed the conversion of the 167-room SpringHill Suites Houston Downtown / Convention Center in Houston, TX for an all-in investment of $32.6 million, or approximately $195,000 per key. The Company expects a forward capitalization rate of approximately 8.0% based on the hotel's projected 2016 net operating income.

On September 19, 2015, the Company completed the conversion of the 166-room Courtyard San Francisco Union Square in San Francisco, CA for an all-in investment of $56.5 million, or approximately $340,000 per key. The Company expects a forward capitalization rate of approximately 8.6% based on the hotel's projected 2016 net operating income.

Dispositions
On July 7, 2015, the Company sold the 80-room Residence Inn South Bend in South Bend, IN for $5.8 million.

Balance Sheet
As of September 30, 2015, the Company had $140.5 million of unrestricted cash on its balance sheet, $300.0 million available on its revolving credit facility, and $1.6 billion of debt outstanding. The Company’s ratio of net debt to Adjusted EBITDA, pro forma for recent acquisitions and dispositions, for the trailing twelve month period ended September 30, 2015, was 3.8 times.

During the three months ended September 30, 2015, the Company drew down the entire $150.0 million of funds available under the 2014 Seven-Year Term Loan. Additionally, the Company drew the remaining $7.0 million available under its first mortgage loan on the Marriott Louisville Downtown.

During the three months ended September 30, 2015, the Company paid down approximately $9.9 million of existing property-level CMBS debt and the Company also assumed approximately $33.4 million of property-level CMBS debt associated with the Residence Inn Palo Alto Los Altos.

Dividends
The Company’s Board of Trustees declared a cash dividend of $0.33 per common share of beneficial interest in the third quarter. The dividend was paid on October 15, 2015, to shareholders of record as of September 30, 2015.

Share Buyback
During the third quarter of 2015, the Company repurchased 5.0 million shares for $140.1 million at an average price per share of $28.03. In total, the Company repurchased 7.0 million shares for $199.9 million at an average price per share of $28.59.  The Company’s initial authorized limit for the share buyback program has been exhausted.

Subsequent Events
On October 14, 2015, the Company sold the 221-room Embassy Suites Columbus in Columbus, OH for $14.1 million.

On October 30, 2015, the Board of Trustees authorized the Company to acquire up to an additional $200.0 million of the Company’s common shares under its share repurchase program.

2015 Outlook
The Company’s outlook has been updated to reflect the third quarter's performance in addition to recent acquisition and disposition activity. The outlook excludes potential future acquisitions and dispositions, which could result in a material change to the Company’s outlook. The 2015 outlook is also based on a number of other assumptions, many of which are outside the Company’s control and all of which are subject to change.

Pro forma operating statistics include results for periods prior to the Company's ownership and therefore assumes the hotels were owned since January 1, 2014. Pro forma Consolidated Hotel EBITDA includes approximately $4.8 million of prior ownership Hotel EBITDA for recently acquired hotels that is not included in the Company's Adjusted EBITDA or Adjusted FFO. Pro forma guidance removes income from hotels that have been sold.

For the full year 2015, the Company anticipates:

	Current Outlook	Prior Outlook
Pro forma RevPAR growth (1)	4.0% to 5.0%	4.5% to 5.5%
Pro forma Hotel EBITDA Margin (1)	36.0% to 36.5%	36.0% to 37.0%
Pro forma Consolidated Hotel EBITDA	$400.0M to $410.0M	$400.0M to $415.0M
Corporate Cash General & Administrative	$26.0M to $27.0M	$26.0M to $27.0M
(1) Excludes non-comparable hotels. Properties closed for renovations are considered non-comparable and therefore are excluded for periods in which they are closed.

Earnings Call
The Company will conduct its quarterly analyst and investor conference call on November 5, 2015, at 10:00 a.m. (Eastern Time). The conference call can be accessed by dialing (877) 407-3982 or (201) 493-6780 for international participants and requesting RLJ Lodging Trust’s third quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://rljlodgingtrust.com. A replay of the conference call webcast will be archived and available online through the Investor Relations section of the Company’s website.

About Us
RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust focused on acquiring premium-branded, focused-service and compact full-service hotels. The Company owns 126 hotels with approximately 20,900 rooms, located in 21 states and the District of Columbia.

Forward Looking Statements
The following information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs, and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and the Company’s actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the current global economic uncertainty, increased direct competition, changes in government regulations or accounting rules, changes in local, national, and global real estate conditions, declines in the lodging industry, seasonality of the lodging industry, risks related to natural disasters, such as earthquakes and hurricanes, hostilities, including future terrorist attacks or fear of hostilities that affect travel, the Company’s ability to obtain lines of credit or permanent financing on satisfactory terms, changes in interest rates, access to capital through offerings of the Company’s common and preferred shares of beneficial interest, or debt, the Company’s ability to identify suitable acquisitions, the Company’s ability to close on identified acquisitions and integrate those businesses, and inaccuracies of the Company’s accounting estimates. Given these uncertainties, undue reliance should not be placed on such statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward-looking statements and urges investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the SEC.

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Additional Contacts:
Leslie D. Hale, Chief Financial Officer, RLJ Lodging Trust – (301) 280-7774
For additional information or to receive press releases via email, please visit our website:

 http://rljlodgingtrust.com

RLJ Lodging Trust
Non-GAAP and Accounting Commentary

Non-Generally Accepted Accounting Principles (“GAAP”) Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) Adjusted EBITDA, and (5) Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, and Hotel EBITDA as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

Funds From Operations (“FFO”)
The Company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes unitholders of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”)
EBITDA is defined as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sales of assets; and (3) depreciation and amortization. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions. The Company presents EBITDA attributable to common shareholders, which includes OP units, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand EBITDA attributable to all common shares and OP units.

Hotel EBITDA
With respect to Consolidated Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses and non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of third-party management companies.

Pro forma Consolidated Hotel EBITDA includes results for periods prior to ownership, includes non-comparable hotels which were not open for operation or were closed for renovations for comparable periods, and excludes sold hotels. Pro forma Hotel EBITDA excludes the results of non-comparable hotels.

Adjustments to FFO and EBITDA
The Company adjusts FFO and EBITDA for certain additional items, such as transaction and pursuit costs, the amortization of share based compensation, and certain other expenses that the Company considers outside the normal course of business or extraordinary. The Company believes that Adjusted FFO and Adjusted EBITDA provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income, FFO, and EBITDA, is beneficial to an investor’s understanding of its operating performance. The Company adjusts FFO and EBITDA for the following items, as applicable:

•	Transaction and Pursuit Costs: The Company excludes transaction and pursuit costs expensed during the period because it believes they do not reflect the underlying performance of the Company.

•
Non-Cash Expenses: The Company excludes the effect of certain non-cash items because it believes they do not reflect the underlying performance of the Company. The Company has excluded the amortization of share based compensation, non-cash gain or loss on the disposal of assets, non-cash debt extinguishment costs, and the accelerated amortization of deferred financing fees.

RLJ Lodging Trust
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)

	September 30, 2015	December 31, 2014
	(unaudited)
Assets
Investment in hotel properties, net	$3,677,386	$3,518,803
Cash and cash equivalents	140,461	262,458
Restricted cash reserves	57,487	63,054
Hotel and other receivables, net of allowance of $182 and $166, respectively	39,514	25,691
Deferred financing costs, net	8,976	11,421
Deferred income tax asset	7,517	7,502
Prepaid expense and other assets	35,128	42,115
Assets of hotel properties held for sale	—	197,335
Total assets	$3,966,469	$4,128,379
Liabilities and Equity
Mortgage loans	$407,389	$532,747
Term loans	1,175,000	1,025,000
Accounts payable and other liabilities	142,663	129,388
Deferred income tax liability	7,242	7,879
Advance deposits and deferred revenue	12,234	9,984
Accrued interest	4,589	2,783
Distributions payable	41,776	42,114
Total liabilities	1,790,893	1,749,895
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized; zero shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	—	—
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 125,726,018 and 131,964,706 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	1,257	1,319
Additional paid-in-capital	2,219,407	2,419,731
Accumulated other comprehensive loss	(32,294)	(13,644)
Distributions in excess of net earnings	(30,217)	(46,415)
Total shareholders’ equity	2,158,153	2,360,991
Noncontrolling interest
Noncontrolling interest in joint venture	6,126	6,295
Noncontrolling interest in Operating Partnership	11,297	11,198
Total noncontrolling interest	17,423	17,493
Total equity	2,175,576	2,378,484
Total liabilities and equity	$3,966,469	$4,128,379

RLJ Lodging Trust
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2015	2014	2015	2014
Revenue
Operating revenue
Room revenue	$253,163	$261,895	$747,962	$727,367
Food and beverage revenue	27,027	27,076	85,607	77,924
Other operating department revenue	9,230	8,695	27,508	23,795
Total revenue	$289,420	$297,666	$861,077	$829,086
Expense
Operating expense
Room expense	$56,310	$57,012	$165,603	$158,669
Food and beverage expense	19,494	19,397	60,750	55,016
Management and franchise fee expense	28,985	30,709	88,704	86,574
Other operating expense	61,676	64,133	181,485	180,346
Total property operating expense	166,465	171,251	496,542	480,605
Depreciation and amortization	39,847	37,243	114,828	105,541
Impairment loss	—	9,200	—	9,200
Property tax, insurance and other	19,458	17,874	57,782	53,064
General and administrative	8,249	11,029	29,041	31,293
Transaction and pursuit costs	2,017	480	3,005	4,375
Total operating expense	236,036	247,077	701,198	684,078
Operating income	53,384	50,589	159,879	145,008
Other income	557	48	1,103	563
Interest income	373	337	1,181	1,622
Interest expense	(14,042)	(13,858)	(39,885)	(42,646)
Income from continuing operations before income tax expense	40,272	37,116	122,278	104,547
Income tax expense	(151)	(374)	(615)	(1,162)
Income from continuing operations	40,121	36,742	121,663	103,385
Gain (loss) on disposal of hotel properties	812	322	23,782	(975)
Net income	40,933	37,064	145,445	102,410
Net income attributable to noncontrolling interests
Noncontrolling interest in consolidated joint venture	(49)	(57)	(26)	(102)
Noncontrolling interest in common units of Operating Partnership	(290)	(247)	(984)	(712)
Net income attributable to common shareholders	$40,594	$36,760	$144,435	$101,596
Basic per common share data
Net income per share attributable to common shareholders	$0.32	$0.28	$1.10	$0.80
Weighted-average number of common shares	127,663,480	131,106,440	129,855,686	126,070,309
Diluted per common share data
Net income per share attributable to common shareholders	$0.31	$0.28	$1.10	$0.79
Weighted-average number of common shares	128,143,154	132,386,843	130,410,613	127,297,901

Note:
The Statement of Comprehensive Income and corresponding notes can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Reconciliation of Net Income to Non-GAAP Measures
(Amounts in thousands, except per share data)
(unaudited)

Funds From Operations (FFO)

	For the three months ended September 30,		For the nine months ended September 30,
	2015	2014	2015	2014
Net income	$40,933	$37,064	$145,445	$102,410
Depreciation and amortization	39,847	37,243	114,828	105,541
(Gain) loss on disposal of hotel properties	(812)	(322)	(23,782)	975
Impairment loss	—	9,200	—	9,200
Noncontrolling interest in consolidated joint venture	(49)	(57)	(26)	(102)
Adjustments related to consolidated joint venture (1)	(43)	(47)	(128)	(139)
FFO	79,876	83,081	236,337	217,885
Transaction and pursuit costs	2,017	480	3,005	4,375
Amortization of share-based compensation	2,697	3,851	10,488	11,244
Loan related costs (2)	—	—	97	1,073
Adjusted FFO	$84,590	$87,412	$249,927	$234,577

Adjusted FFO per common share and unit-basic	$0.66	$0.66	$1.91	$1.85
Adjusted FFO per common share and unit-diluted	$0.66	$0.66	$1.90	$1.83

Basic weighted-average common shares and units outstanding (3)	128,557	132,000	130,750	126,964
Diluted weighted-average common shares and units outstanding (3)	129,037	133,281	131,305	128,192

Note:
(1) Includes depreciation and amortization expense allocated to the noncontrolling interest in the joint venture.
(2)  Represents debt extinguishment costs and accelerated amortization of deferred financing fees.
(3)  Includes 0.9 million operating partnership units.

RLJ Lodging Trust
Reconciliation of Net Income to Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the three months ended September 30,		For the nine months ended September 30,
	2015	2014	2015	2014
Net income	$40,933	$37,064	$145,445	$102,410
Depreciation and amortization	39,847	37,243	114,828	105,541
Interest expense, net (1)	14,035	13,850	39,859	41,991
Income tax expense	151	374	615	1,162
Noncontrolling interest in consolidated joint venture	(49)	(57)	(26)	(102)
Adjustments related to consolidated joint venture (2)	(43)	(47)	(128)	(139)
EBITDA	94,874	88,427	300,593	250,863
Transaction and pursuit costs	2,017	480	3,005	4,375
Impairment loss	—	9,200	—	9,200
(Gain) loss on disposal of hotel properties	(812)	(322)	(23,782)	975
Amortization of share-based compensation	2,697	3,851	10,488	11,244
Adjusted EBITDA	98,776	101,636	290,304	276,657
General and administrative (3)	5,552	7,178	18,553	20,049
Operating results from noncontrolling interest in joint venture	92	104	154	241
Other corporate adjustments	286	93	(436)	(48)
Consolidated Hotel EBITDA	104,706	109,011	308,575	296,899
Pro forma adjustments - Income from sold properties	(33)	(8,833)	(2,651)	(23,603)
Pro forma adjustments - Income from prior ownership	1,180	2,968	4,785	17,622
Pro forma Consolidated Hotel EBITDA	105,853	103,146	310,709	290,918
Non-comparable hotels (4)	(1,146)	(1,907)	(9,321)	(4,960)
Pro forma Hotel EBITDA	$104,707	$101,239	$301,388	$285,958

Note:
(1) Interest expense is net of interest income, excluding amounts attributable to investment in loans of $0.4 million and $1.2 million for the three and nine months ended September 30, 2015, respectively, and $0.3 million and $1.0 million for the three and nine months ended September 30, 2014, respectively.
(2) Includes depreciation, amortization, and interest expense allocated to the noncontrolling interest in the joint venture.
(3) General and administrative expenses exclude amortization of share based compensation, which is reflected in Adjusted EBITDA.
(4) Reflects the results of eight non-comparable hotels that were not open for the entirety of certain comparable periods: Residence Inn Atlanta Midtown/Georgia Tech, Courtyard Waikiki Beach, Hilton Cabana Miami Beach, Fairfield Inn & Suites Key West, Courtyard San Francisco Union Square, SpringHill Suites Houston Downtown/Convention Center, Homewood Suites Seattle/Lynnwood, and Hyatt Place DC/Downtown/K Street.

RLJ Lodging Trust
Consolidated Debt Summary
(Amounts in thousands)
(unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed	Interest Rate (1)	Balance as of September 30, 2015
Secured Debt
PNC Bank - 5 hotels	4	May 2017	Floating	2.54%	$74,000
Wells Fargo - 4 hotels	3	Sep 2020	Floating (2)	4.19%	150,000
Wells Fargo - 4 hotels	3	Oct 2021	Floating (2)	3.98%	150,000
Wells Fargo - 1 hotel	10	Jun 2022	Fixed	5.25%	33,389
Weighted Average / Secured Total				3.90%	$407,389

Unsecured Debt
Credit Facility (3)	4	Nov 2017	Floating	1.94%	$—
2013 Five-Year Term Loan	5	Aug 2018	Floating (2)(4)	3.07%	400,000
2012 Five-Year Term Loan	5	Mar 2019	Floating (2)	2.72%	400,000
2012 Seven-Year Term Loan	7	Nov 2019	Floating (2)	4.04%	225,000
2014 Seven-Year Term Loan	7	Jan 2022	Floating (2)	3.43%	150,000
Weighted Average / Unsecured Total				3.18%	$1,175,000

Weighted Average / Total Debt				3.37%	$1,582,389

Note:
(1) Interest rates as of September 30, 2015.
(2) The floating interest rate is hedged with an interest rate swap.
(3) There is $300.0 million of borrowing capacity on the Credit Facility, which is charged an unused commitment fee of 0.35% annually.
(4) Reflects interest rate swap on $350.0 million.

RLJ Lodging Trust
Acquisitions
 (unaudited)

Acquisitions	Location	Acquisition Date	Management Company	Rooms	Gross Purchase Price ($ in millions)	% Interest
2015 Acquisitions
Hyatt Place DC/Downtown/K Street	Washington, DC	Jul 15, 2015	Aimbridge Hospitality	164	$68.0	100%
Homewood Suites Seattle/Lynnwood	Lynnwood, WA	Jul 20, 2015	InnVentures	170	37.9	100%
Residence Inn Palo Alto Los Altos	Los Altos, CA	Sep 25, 2015	InnVentures	156	70.0	100%
2015 Acquisitions				490	$175.9	100%
2014 Acquisitions
Hyatt House Charlotte Center City	Charlotte, NC	Mar 12, 2014	Hyatt Affiliate	163	$32.5	100%
Hyatt House Cypress Anaheim	Cypress, CA	Mar 12, 2014	Hyatt Affiliate	142	14.8	100%
Hyatt House Emeryville SF Bay Area	Emeryville, CA	Mar 12, 2014	Hyatt Affiliate	234	39.3	100%
Hyatt House San Diego Sorrento Mesa	San Diego, CA	Mar 12, 2014	Hyatt Affiliate	193	36.0	100%
Hyatt House San Jose Silicon Valley	San Jose, CA	Mar 12, 2014	Hyatt Affiliate	164	44.2	100%
Hyatt House San Ramon	San Ramon, CA	Mar 12, 2014	Hyatt Affiliate	142	20.8	100%
Hyatt House Santa Clara	Santa Clara, CA	Mar 12, 2014	Hyatt Affiliate	150	40.6	100%
Hyatt Market Street The Woodlands	The Woodlands, TX	Mar 12, 2014	Hyatt Corporation	70	25.8	100%
Hyatt Place Fremont Silicon Valley	Fremont, CA	Mar 12, 2014	Hyatt Affiliate	151	23.5	100%
Hyatt Place Madison Downtown	Madison, WI	Mar 12, 2014	Hyatt Affiliate	151	35.1	100%
Courtyard Portland City Center	Portland, OR	May 22, 2014	Sage Hospitality	256	67.0	100%
Embassy Suites Irvine Orange County	Irvine, CA	May 22, 2014	Sage Hospitality	293	53.0	100%
Hilton Cabana Miami Beach	Miami Beach, FL	Jun 19, 2014	Highgate Hotels	231	71.7	100%
Hyatt Atlanta Midtown	Atlanta, GA	Jul 14, 2014	Interstate Hotels and Resorts	194	49.5	100%
DoubleTree Grand Key Resort (2)	Key West, FL	Sep 11, 2014	Interstate Hotels and Resorts	215	77.0	100%
2014 Acquisitions (1)				2,749	$630.7	100%
Total Acquisitions				3,239	$806.6	100%

Note:
(1) Amounts are rounded for presentation purposes.
(2)  Purchase price does not include $1.3 million paid for five condominium units.

RLJ Lodging Trust
Pro forma Operating Statistics — Top 50 Assets
(Amounts in thousands, except rooms)
(unaudited)

For the trailing twelve months ended September 30, 2015

Property	City/State	# of Rooms	Pro forma Consolidated Hotel EBITDA
Marriott Louisville Downtown	Louisville, KY	616	$16,523
DoubleTree NYC Metropolitan	New York, NY	764	15,921
Courtyard Austin Dtwn Conv Ctr	Austin, TX	270	10,072
Hilton New York Fashion District	New York, NY	280	9,737
Hilton Garden Inn New York W 35th St	New York, NY	298	9,436
Courtyard Portland City Center	Portland, OR	256	8,040
Courtyard Chicago Downtown Mag Mile	Chicago, IL	306	7,966
Embassy Suites Tampa Dtwn Conv Ctr	Tampa, FL	360	6,838
Hilton Cabana Miami Beach	Miami Beach, FL	231	6,697
Renaissance Pittsburgh Hotel	Pittsburgh, PA	300	6,546
Hilton Garden Inn SF Oakland Bay Bridge	Emeryville, CA	278	6,283
Doubletree Grand Key Resort	Key West, FL	216	5,866
Courtyard Charleston Historic District	Charleston, SC	176	5,700
Marriott Denver South @ Park Meadows	Lone Tree, CO	279	5,661
Fairfield Inn & Suites DC Downtown	Washington, DC	198	5,628
Residence Inn Palo Alto Los Altos	Los Altos, CA	156	5,624
Embassy Suites Boston Waltham	Waltham, MA	275	5,618
Residence Inn Austin Dtwn Conv Ctr	Austin, TX	179	5,362
Hyatt House San Jose Silicon Valley	San Jose, CA	164	5,329
Hilton Garden Inn New Orleans Conv Ctr	New Orleans, LA	286	5,164
Renaissance Ft Lauderdale Plantation	Plantation, FL	250	5,085
Marriott Denver Airport @ Gateway Park	Aurora, CO	238	5,044
Courtyard Waikiki Beach	Waikiki, HI	403	4,892
Courtyard New York Manhattan Upper East	New York, NY	226	4,742
Hilton Garden Inn Los Angeles Hollywood	Los Angeles, CA	160	4,731
Hyatt House Emeryville SF Bay Area	Emeryville, CA	234	4,721
Residence Inn Bethesda Downtown	Bethesda, MD	188	4,661
Hyatt House Santa Clara	Santa Clara, CA	150	4,548
Homewood Suites Washington DC Downtown	Washington, DC	175	4,526
Marriott Austin South	Austin, TX	211	4,266
Embassy Suites Los Angeles Downey	Downey, CA	220	4,153
Courtyard Houston By The Galleria	Houston, TX	190	4,040
Embassy Suites Irvine Orange Cnty Arprt	Irvine, CA	293	3,990
Hyatt Atlanta Midtown	Atlanta, GA	194	3,827
Renaissance Boulder Flatiron Hotel	Broomfield, CO	232	3,606
Hyatt Place Fremont Silicon Valley	Fremont, CA	151	3,592
Residence Inn National Harbor DC	Oxon Hill, MD	162	3,403
Residence Inn Houston By The Galleria	Houston, TX	146	3,392
Embassy Suites West Palm Beach Central	West Palm Beach, FL	194	3,376
Hyatt House Charlotte Center City	Charlotte, NC	163	3,325
Fairfield Inn & Suites Key West	Key West, FL	106	3,281
Courtyard Houston Dtwn Conv Ctr	Houston, TX	191	3,226
Residence Inn Louisville Downtown	Louisville, KY	140	3,191
Hyatt House San Diego Sorrento Mesa	San Diego, CA	193	3,172
Residence Inn Chicago Oak Brook	Oak Brook, IL	156	3,156
Hyatt Market Street The Woodlands	The Woodlands, TX	70	3,103
Residence Inn Houston Dtwn Conv Ctr	Houston, TX	171	3,073
Hampton Inn Houston Near The Galleria	Houston, TX	176	2,824
Marriott Chicago Midway	Chicago, IL	200	2,799
Hilton Garden Inn Bloomington	Bloomington, IN	168	2,584
Top 50 Assets		11,639	268,340
Other (1)		8,982	136,260
Total Portfolio		20,621	$404,600
Note:
The information above includes results for periods prior to the Company's ownership. The information above has not been audited and is presented only for comparison purposes. Results reflect 100% of DoubleTree NYC Metropolitan financial results, which have not been adjusted to reflect the noncontrolling interest in the joint venture.
(1)  Reflects 74 hotels, excludes two hotel conversions opened in the third quarter of 2015 and one hotel opened in the second quarter of 2015.

RLJ Lodging Trust
Pro forma Operating Statistics
(unaudited)

For the three months ended September 30, 2015

Top Markets		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2015	2014	Var	2015	2014	Var	2015	2014	Var	Q3
NYC	5	97.6%	97.3%	0.3%	$252.62	$247.22	2.2%	$246.65	$240.66	2.5%	12%
Chicago	15	77.8%	85.1%	(8.5)%	155.39	145.30	6.9%	120.94	123.64	(2.2)%	10%
Austin	13	79.6%	79.1%	0.6%	146.79	138.60	5.9%	116.79	109.59	6.6%	8%
Denver	13	87.9%	88.8%	(1.0)%	142.00	134.50	5.6%	124.85	119.44	4.5%	10%
Houston	9	67.8%	81.6%	(16.8)%	154.59	148.74	3.9%	104.86	121.32	(13.6)%	5%
DC	7	76.3%	82.3%	(7.3)%	167.78	166.70	0.6%	127.95	137.20	(6.7)%	5%
Other	59	81.2%	80.8%	0.4%	156.00	147.06	6.1%	126.60	118.88	6.5%	50%
Total	121	81.6%	83.4%	(2.2)%	$164.17	$156.11	5.2%	$133.95	$130.20	2.9%	100%

Service Level		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2015	2014	Var	2015	2014	Var	2015	2014	Var	Q3
Focused-Service	99	81.4%	84.0%	(3.1)%	$157.99	$148.61	6.3%	$128.56	$124.80	3.0%	71%
Compact Full-Service	21	84.2%	83.1%	1.3%	180.11	174.73	3.1%	151.70	145.25	4.4%	26%
Full-Service	1	63.6%	72.5%	(12.2)%	162.54	170.02	(4.4)%	103.45	123.29	(16.1)%	3%
Total	121	81.6%	83.4%	(2.2)%	$164.17	$156.11	5.2%	$133.95	$130.20	2.9%	100%

Chain Scale		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2015	2014	Var	2015	2014	Var	2015	2014	Var	Q3
Upper Upscale	19	80.5%	79.4%	1.4%	$165.35	$161.81	2.2%	$133.09	$128.46	3.6%	23%
Upscale	86	82.5%	85.1%	(3.1)%	167.26	157.74	6.0%	137.94	134.26	2.7%	69%
Upper Midscale	15	78.8%	80.9%	(2.6)%	140.39	134.17	4.6%	110.66	108.59	1.9%	8%
Midscale	1	71.1%	92.1%	(22.8)%	115.79	86.45	33.9%	82.34	79.66	3.4%	—%
Total	121	81.6%	83.4%	(2.2)%	$164.17	$156.11	5.2%	$133.95	$130.20	2.9%	100%

Flags		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2015	2014	Var	2015	2014	Var	2015	2014	Var	Q3
Residence Inn	28	80.4%	86.0%	(6.5)%	$149.08	$141.54	5.3%	$119.81	$121.66	(1.5)%	16%
Courtyard	22	79.4%	84.4%	(5.9)%	166.62	156.54	6.4%	132.28	132.05	0.2%	19%
Hyatt House	11	88.5%	86.0%	2.9%	168.37	152.05	10.7%	149.06	130.82	13.9%	11%
Hilton Garden Inn	9	81.1%	82.1%	(1.2)%	180.11	174.16	3.4%	146.06	143.00	2.1%	9%
SpringHill Suites	7	84.1%	80.7%	4.2%	147.60	142.03	3.9%	124.18	114.67	8.3%	6%
Embassy Suites	7	78.8%	80.3%	(1.9)%	138.42	131.59	5.2%	109.01	105.61	3.2%	4%
Hampton Inn	6	80.9%	83.3%	(2.9)%	140.90	136.06	3.6%	113.92	113.34	0.5%	3%
Fairfield Inn & Suites	8	85.0%	83.4%	1.9%	123.42	113.47	8.8%	104.91	94.63	10.9%	4%
Marriott	5	73.6%	77.7%	(5.3)%	157.01	157.35	(0.2)%	115.54	122.23	(5.5)%	8%
Renaissance	3	83.5%	82.3%	1.4%	159.08	155.52	2.3%	132.76	127.98	3.7%	4%
DoubleTree	3	88.9%	93.3%	(4.6)%	230.04	219.53	4.8%	204.60	204.77	(0.1)%	6%
Hyatt	2	75.6%	73.6%	2.8%	208.04	196.80	5.7%	157.34	144.78	8.7%	2%
Hyatt Place	2	90.4%	90.5%	(0.1)%	173.66	153.49	13.1%	156.97	138.93	13.0%	2%
Hilton	2	87.1%	78.6%	10.8%	234.18	236.36	(0.9)%	203.92	185.75	9.8%	3%
Homewood Suites	2	85.2%	80.6%	5.8%	175.96	182.90	(3.8)%	150.00	147.40	1.8%	2%
Other	4	65.4%	73.9%	(11.5)%	137.78	121.36	13.5%	90.10	89.72	0.4%	1%
Total	121	81.6%	83.4%	(2.2)%	$164.17	$156.11	5.2%	$133.95	$130.20	2.9%	100%

Note:
The information above includes results for periods prior to the Company's ownership. The information has not been audited and is presented only for comparison purposes. Results reflect 100% of DoubleTree NYC Metropolitan financial results, which have not been adjusted to reflect the noncontrolling interest in the joint venture. All results exclude disposed hotels as of September 30, 2015, and six non-comparable properties.

RLJ Lodging Trust
Pro forma Operating Statistics
(unaudited)

For the nine months ended September 30, 2015

Top Markets		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2015	2014	Var	2015	2014	Var	2015	2014	Var	Q3YTD
NYC	5	95.4%	96.0%	(0.6)%	$226.83	$231.69	(2.1)%	$216.35	$222.42	(2.7)%	9%
Chicago	15	72.5%	76.9%	(5.8)%	151.10	135.80	11.3%	109.50	104.45	4.8%	8%
Austin	13	81.0%	81.6%	(0.9)%	160.91	150.43	7.0%	130.26	122.82	6.1%	10%
Denver	13	78.6%	79.8%	(1.6)%	137.04	129.57	5.8%	107.66	103.44	4.1%	9%
Houston	9	71.6%	79.1%	(9.5)%	164.54	159.78	3.0%	117.84	126.45	(6.8)%	6%
Washington, DC	7	77.2%	78.5%	(1.6)%	177.46	172.23	3.0%	137.06	135.23	1.4%	6%
Other	60	80.2%	80.0%	0.2%	160.51	148.80	7.9%	128.71	119.07	8.1%	52%
Total	122	79.9%	81.1%	(1.4)%	$165.48	$156.33	5.9%	$132.21	$126.73	4.3%	100%

Service Level		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2015	2014	Var	2015	2014	Var	2015	2014	Var	Q3YTD
Focused-Service	100	79.3%	80.9%	(2.0)%	$159.02	$148.32	7.2%	$126.10	$120.02	5.1%	70%
Compact Full-Service	21	82.8%	82.6%	0.2%	180.33	174.93	3.1%	149.23	144.43	3.3%	26%
Full-Service	1	69.5%	71.8%	(3.3)%	184.97	182.12	1.6%	128.46	130.78	(1.8)%	4%
Total	122	79.9%	81.1%	(1.4)%	$165.48	$156.33	5.9%	$132.21	$126.73	4.3%	100%

Chain Scale		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2015	2014	Var	2015	2014	Var	2015	2014	Var	Q3YTD
Upper Upscale	19	79.2%	78.5%	0.9%	$171.43	$164.72	4.1%	$135.76	$129.26	5.0%	25%
Upscale	86	80.6%	82.3%	(2.0)%	166.00	156.53	6.1%	133.87	128.81	3.9%	67%
Upper Midscale	16	77.4%	78.6%	(1.4)%	149.81	140.09	6.9%	115.98	110.05	5.4%	8%
Midscale	1	64.9%	87.0%	(25.4)%	108.23	73.77	46.7%	70.23	64.19	9.4%	0
Total	122	79.9%	81.1%	(1.4)%	$165.48	$156.33	5.9%	$132.21	$126.73	4.3%	100%

Flags		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2015	2014	Var	2015	2014	Var	2015	2014	Var	Q3YTD
Residence Inn	28	79.7%	83.2%	(4.2)%	$152.89	$143.29	6.7%	$121.85	$119.16	2.3%	16%
Courtyard	22	78.3%	80.1%	(2.3)%	166.39	155.75	6.8%	130.25	124.83	4.3%	19%
Hyatt House	11	82.0%	83.1%	(1.4)%	164.40	148.33	10.8%	134.84	123.32	9.3%	9%
Hilton Garden Inn	9	80.7%	80.8%	(0.1)%	174.97	168.46	3.9%	141.19	136.05	3.8%	9%
SpringHill Suites	7	82.2%	80.6%	1.9%	158.53	149.80	5.8%	130.30	120.81	7.9%	7%
Embassy Suites	7	77.5%	79.8%	(2.8)%	142.63	134.68	5.9%	110.58	107.44	2.9%	4%
Hampton Inn	6	79.7%	78.8%	1.2%	158.66	148.02	7.2%	126.46	116.57	8.5%	4%
Fairfield Inn & Suites	9	79.0%	78.2%	0.9%	123.17	114.53	7.5%	97.26	89.59	8.6%	4%
Marriott	5	73.3%	75.5%	(2.9)%	167.71	160.77	4.3%	122.99	121.42	1.3%	9%
Renaissance	3	78.8%	76.3%	3.2%	162.63	157.17	3.5%	128.14	119.97	6.8%	4%
DoubleTree	3	90.2%	93.6%	(3.6)%	214.44	213.22	0.6%	193.37	199.47	(3.1)%	5%
Hyatt	2	76.9%	73.5%	4.6%	206.80	193.64	6.8%	158.94	142.24	11.7%	2%
Hyatt Place	2	86.8%	86.7%	0.2%	160.67	140.21	14.6%	139.52	121.54	14.8%	2%
Hilton	2	92.7%	89.2%	4.0%	233.53	240.29	(2.8)%	216.58	214.28	1.1%	3%
Homewood Suites	2	81.3%	76.7%	6.0%	202.41	201.93	0.2%	164.56	154.88	6.2%	2%
Other	4	64.5%	72.2%	(10.7)%	145.07	123.40	17.6%	93.61	89.13	5.0%	1%
Total	122	79.9%	81.1%	(1.4)%	$165.48	$156.33	5.9%	$132.21	$126.73	4.3%	100%

Note:
The information above includes results for periods prior to the Company's ownership. The information has not been audited and is presented only for comparison purposes. Results reflect 100% of DoubleTree NYC Metropolitan financial results, which have not been adjusted to reflect the noncontrolling interest in the joint venture. All results exclude disposed hotels as of September 30, 2015, and five non-comparable properties.